Target Hospitality Announces First Quarter 2020 Results

THE WOODLANDS, Texas, May 28, 2020 (BUSINESS WIRE) – Target Hospitality Corp. (“Target Hospitality”, “Target” or the “Company”) (NASDAQ: TH), the largest provider of vertically-integrated specialty hospitality accommodations with premium catering and value-added hospitality services in the U.S., today reported results for the three months ended March 31, 2020.

Financial and Operational Highlights for the First Quarter 2020

•	Revenues of $71.7 million for the three months ended March 31, 2020 as compared to $82.0 million for the same period in 2019
•	Net income of $3.8 million for the three months ended March 31, 2020, compared to a net loss of $14.0 million for the first quarter of 2019
•	Basic and diluted earnings per share of $0.04 for the three months ended March 31, 2020
•	Adjusted EBITDA(1) of $32.4 million, compared to $41.3 million for the first quarter of 2019
•	Meaningful cash generation, with net cash provided by operating activities of $10.6 million and Discretionary Cash Flow (“DCF”) (1) of $10.0 million for the three months ended March 31, 2020
•	Strong balance sheet with liquidity of $47.5 million and net leverage of 2.8 times as of March 31, 2020
•	Maintaining financial flexibility with no near-term debt maturities, immediate covenants, liquidity or minimum credit rating on the Company’s Senior Secured Notes or revolving credit facility
•	Implemented meaningful cost reductions, including reducing anticipated 2020 capital spending by 50% and other measures aimed at reducing total 2020 cash expenses by greater than 30%
•	Expected increase in 2020 project revenue, following the announcement that TC Energy Corporation will proceed with the construction of the Keystone XL pipeline project

Executive Commentary

“Despite a challenging macro environment exiting the first quarter, we produced solid results across our business and generated DCF of approximately $10 million.  However, the COVID-19 pandemic has significantly reduced global economic activity and exacerbated a rapid deterioration in commodity markets.  These dual shocks to the global economy have created an unprecedented scenario, which will likely persist through much of 2020,” stated Brad Archer, President and Chief Executive Officer.

“As we navigate the current environment, including the COVID-19 pandemic, our first priority is the health and safety of our employees and customers, and we continue to take all appropriate precautions to ensure their health and well-being.  We have taken decisive action to defend our business and cash flow.  We remain anchored to preserving our liquidity, while ensuring we retain our operational and financial flexibility, through disciplined capital allocation and meaningful cost reductions.  We have taken proactive measures to appropriately modify certain aspects of select commercial contracts to strengthen revenue visibility for the long-term benefit of Target.  These modifications will ensure consistent cash flow and solidify contract commitments from 2021 into 2024.  These measures will allow us to mitigate the effect of lower utilization levels, while ensuring we maintain a strong capital structure and financial position to take advantage of the eventual economic recovery,” concluded Mr. Archer.

Financial Results

First Quarter Summary Highlights

Refer to exhibits to this earnings release for reconciliation of Non-GAAP financial measures to GAAP financial measures

For the Three Months Ended ($ in ‘000s, except ADR and per share amounts)	March 31, 2020	March 31, 2019
Revenue	$71,655	$81,982
Net income (loss)	$3,801	$(13,979)
Earnings per share – basic and diluted	$0.04	$(0.18)
Adjusted net income	$4,775	$17,044
Adjusted earnings per share(1) – basic and diluted	$0.05	$0.21
Adjusted EBITDA	$32,352	$41,300
Average daily rate (ADR)	$77.82	$83.00
Average available beds	12,978	11,160
Average utilized beds	9,798	9,751
Utilization	76%	87%

Total revenue for the three months ended March 31, 2020 was $71.7 million compared to $82.0 million for the same period in 2019. The revenue decrease was primarily driven by a reduction in activity associated with TC Energy Corporation’s (“TCPL”) project and lower ADR’s in the Permian Basin segment. Net income for the three months ended March 31, 2020 was $3.8 million, compared to a net loss of $14.0 million for the same period in 2019. The increase was largely attributable to a reduction in corporate expenses associated with the business combination, which occurred in the first quarter of 2019.

Adjusted EBITDA was $32.4 million for the three months ended March 31, 2020 compared to $41.3 million for the same period in 2019.

ADR decreased by $5.18 to $77.82 for the three months ended March 31, 2020 compared to the same period in 2019. The decrease in ADR was primarily due to lower average ADR in the Permian Basin segment as a result of reduced uncontracted and transient activity levels. Average utilized beds were 9,798 and average bed utilization was 76% for the three months ended March 31, 2020.

Capital Management

Capital expenditures for the three months ended March 31, 2020 were approximately $6.7 million, including approximately $6.1 million related to previously announced investments in new communities and enhancements at Signor communities, and $0.6 million of maintenance capital expenditures.  As a result of the deterioration in global commodity markets, and anticipated reduced customer activity levels, Target anticipates total capital spending to be less than $10 million through the remainder of 2020.

As of March 31, 2020, the Company had $7.5 million of cash and cash equivalents, and $425 million in gross amount of total long-term debt, which included $340 million in aggregate principal amount of Senior Secured Notes due March 2024 and borrowings of $85 million under the Company’s $125 million revolving credit facility. The Company had consolidated net leverage of 2.8 times, as defined under its credit facility.

Market Condition Update and Response

The COVID-19 pandemic and related economic repercussions have created significant volatility and uncertainty across global financial and commodity markets.  These events, coupled with a substantial decline in crude oil prices, have consequently negatively affected Target’s energy end-market customers.

With an uncertain outcome, we are planning for a range of scenarios and have taken proactive measures to both safeguard the health and safety of our employees and customers, while maintaining a heightened focus on capital stewardship.  As the Company previously stated, it has implemented a decisive operational response plan and meaningful cost reduction initiatives to quickly adapt to this unprecedented situation.  The cost reduction initiatives include, reducing anticipated 2020

TH 1Q 2020 Earnings Release	Page 2 of 14

growth capital expenditures by 50%, voluntary cash salary reductions of 20% for the board of directors and select executive management and 10%-15% for senior management.  Further, the Company has reduced headcount by approximately 40%, reduced discretionary spending and eliminated all non-essential travel.  The Company believes these measures will reduce cash corporate expenses by more than 20% over the remainder of 2020.

In addition, Target has meaningful variable cost of services and anticipates a reduction of these costs over the remainder of 2020, which will offset a portion of lower utilized beds.  The Company anticipates this variable component to reduce cost of services by approximately 30% over the remainder of 2020 and provide the ability to appropriately manage margins in the current environment.

The financial results for the first quarter of 2020 reflect a small portion of what is anticipated to be a pronounced reduction in customer activity and utilization levels.  While the magnitude and duration are difficult to predict, the Company does anticipate a meaningful reduction in utilization levels in the second and third quarter of 2020.  The Company has taken proactive steps to modify select commercial contracts to ensure long-term success in the face of a challenging near-term market.  These modifications utilize multi-year contract extensions to maintain contract value and provide Target with greater visibility on long-term revenue and cash flow.  This mutually beneficial approach balances ADR with contract term and positions Target to take advantage of a more balanced market.

As the Company announced on March 31, 2020, it has withdrawn its 2020 financial outlook.  The Company has lowered is anticipated full year 2020 growth capital expenditure to a range of $5 - $10 million but is otherwise not providing an updated 2020 financial outlook at this time.  Target Hospitality will continue to maintain strategic focus on cash conservation and protecting its balance sheet, while defending its cash flow generating capabilities and preserving its liquidity position.

Segment Results – First Quarter 2020

Permian Basin

Refer to exhibits to this earnings release for reconciliation of Non-GAAP financial measures to GAAP financial measures

For the Three Months Ended ($ in ‘000s, except ADR)	March 31, 2020	March 31, 2019
Revenue	$49,131	$52,712
Adjusted gross profit(1)	$26,784	$32,594
Adjusted gross profit margin(1)	55%	62%
Average daily rate (ADR)	$79.32	$86.30
Average available beds	9,208	7,279
Average utilized beds	6,721	6,583
Utilization	73%	90%

Revenue for the three months ended March 31, 2020 was $49.1 million compared to $52.7 million for the same period in 2019. Revenue decreased primarily as a result of lower average ADR’s across the segment.   ADR decreased by $6.98, to $79.32 compared to the same period in 2019, the decrease was primarily driven by a reduction in uncontracted and transient utilization due to reduced activity across the region.

Adjusted gross profit margin was 55% for the three months ended March 31, 2020, reflecting lower ADR and utilization.

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Bakken Basin

Refer to exhibits to this earnings release for reconciliation of Non-GAAP financial measures to GAAP financial measures

For the Three Months Ended ($ in ‘000s, except ADR)	March 31, 2020	March 31, 2019
Revenue	$4,185	$4,772
Adjusted gross profit	$1,404	$1,635
Adjusted gross profit margin	34%	34%
Average daily rate (ADR)	$77.65	$77.80
Average available beds	1,025	1,024
Average utilized beds	573	613
Utilization	56%	60%

Revenue for the three months ended March 31, 2020 was $4.2 million compared to $4.8 million for the same period in 2019. The decrease was attributable to reduced utilization as a result of lower activity levels in the region.  ADR decreased slightly to $77.65 for the three months ended March 31, 2020.

Government

Refer to exhibits to this earnings release for reconciliation of Non-GAAP financial measures to GAAP financial measures

For the Three Months Ended ($ in ‘000s, except ADR)	March 31, 2020	March 31, 2019
Revenue	$16,592	$16,555
Adjusted gross profit	$11,580	$11,851
Adjusted gross profit margin	70%	72%
Average daily rate (ADR)	$74.91	$74.70
Average available beds	2,400	2,400
Average utilized beds	2,400	2,400
Utilization	100%	100%

Revenue for the three months ended March 31, 2020 was $16.6 million. Average available beds of 2,400 were fully utilized for the three months ended March 31, 2020, with an ADR of $74.91.

 All Other

Refer to exhibits to this earnings release for reconciliation of Non-GAAP financial measures to GAAP financial measures

For the Three Months Ended ($ in ‘000s)	March 31, 2020	March 31, 2019
Revenue	$1,747	$7,943
Adjusted gross profit	$276	$1,575
Adjusted gross profit margin	15%	20%

This segment’s operations consist primarily of revenue from the construction phase of the TCPL project as well as vertically integrated specialty rental and hospitality services revenue not included in our other segments. Revenue for the three months ended March 31, 2020 was $1.7 million compared to $7.9 million for the same period in 2019. Revenue decreased as a result of the significant reduction in activity associated with TCPL project.

On March 31, 2020, TC Energy Corporation announced it will proceed with the construction of the TCPL Project.  As a reminder, Target will provide hospitality and catering services for the duration of this project, which is anticipated to last into 2023.  The Company is in the process of finalizing the full project scope and anticipate increased activity and revenue associated with this project over the remainder of 2020.

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Conference Call

The Company has scheduled a conference call for May 28, 2020 at 8:00 a.m. Central Time (9:00 am Eastern Time) to discuss the first quarter 2020 results.

The conference call will be available by live webcast through the Investors section of Target Hospitality’s website at www.TargetHospitality.com or by dialing in as follows:

Domestic:	1-877-423-9813
International:	1-201-689-8573
Reference:	Target Hospitality

Please register for the webcast or dial into the conference call approximately 15 minutes prior to the scheduled start time.

A replay of the conference call will be available for approximately 30 days and can be accessed through the Investors section of Target Hospitality’s website or by dialing 1-844-512-2921 (for Domestic callers), or 1-412-317-6671 (for International callers), with passcode 13703522.

About Target Hospitality

Target Hospitality is the largest provider of vertically integrated specialty rental accommodations and value-added hospitality services in the United States. Target Hospitality builds, owns and operates customized housing communities for a range of end users, and offers a full suite of cost-effective hospitality solutions including culinary, catering, concierge, laundry and security services as well as recreational facilities. Target Hospitality primarily serves the energy and government sectors and its growing network of communities is designed to maximize workforce productivity and satisfaction.

Cautionary Statement Regarding Forward Looking Statements

Certain statements made in this press release are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the severity and duration of the COVID-19 pandemic,  related economic repercussions and the resulting negative impact on demand for oil and natural gas; operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees and customers, remote work arrangements, contract and supply chain disruptions; operational, economic, political and regulatory risks; our ability to effectively compete in the specialty rental accommodations and hospitality services industry; effective management of our communities; natural disasters, including pandemics and other business disruptions; the effect of changes in state building codes on marketing our buildings; changes in demand within a number of key industry end-markets and geographic regions; our reliance on third party manufacturers and suppliers; failure to retain key personnel; increases in raw material and labor costs; the effect of impairment charges on our operating results; our inability to recognize deferred tax assets and tax loss carry forwards; our future operating results fluctuating, failing to match performance or to meet expectations; our exposure to various possible claims and the potential inadequacy of our insurance; unanticipated changes in our tax obligations; our obligations under various laws and regulations; the effect of litigation, judgments, orders or regulatory proceedings on our business; our ability to successfully acquire and integrate new operations; global or local economic and political movements; our ability to effectively manage our credit risk and collect on our accounts receivable; our ability to fulfill Target Hospitality’s public company obligations; any failure of our management information systems; our ability to meet our debt service requirements and obligations; and risks related to Bidco’s obligations under the senior notes.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

(1)	Non-GAAP Financial Measures

This press release contains historical non-GAAP financial measures including Adjusted net income, Adjusted earnings per share, Adjusted gross profit, Adjusted gross profit margin, DCF and Adjusted EBITDA. Reconciliations of these measures

TH 1Q 2020 Earnings Release	Page 5 of 14

to the most directly comparable GAAP financial measures are contained herein. To the extent required, statements disclosing the definitions, utility and purposes of these measures are also set forth herein.

We have included Adjusted net income, Adjusted earnings per share, Adjusted gross profit, Adjusted gross profit margin, DCF and Adjusted EBITDA, which are measurements not calculated in accordance with US GAAP, in the discussion of our financial results because they are key metrics used by management to assess financial performance. Our business is capital-intensive, and these additional metrics allow management to further evaluate our operating performance.

Definitions:

Target Hospitality defines Adjusted net income, as Net income (loss) plus the following adjustments to exclude certain non-cash items and the effect of what management considers transactions or events not related to its core business operations:

•	Restructuring costs: Algeco US Holdings LLC (“Target Parent”) incurred certain costs associated with restructuring plans designed to streamline operations and reduce costs.
•

Target Parent selling, general and administrative costs: Target Parent incurred certain costs in the form of legal and professional fees as well as transaction bonus amounts, primarily associated with a restructuring transaction that originated in 2017.

•

Other expense (income), net: Other expense (income), net includes losses from the sale of certain land parcels, consulting expenses related to certain projects, financing costs not classified as interest expense, gains and losses on disposals of property, plant, and equipment, involuntary conversion and other immaterial non-cash charges.

•

Transaction expenses: Target Hospitality incurred certain transaction costs, including legal and professional fees, associated with the business combination (the “Business Combination”) of Platinum Eagle Acquisition Corp., Target Logistics Management, LLC and RL Signor Holdings, LLC (“Signor”).

•	Acquisition-related expenses: Target Hospitality incurred certain transaction costs associated with the acquisition of Superior Lodging and Signor.
•

Loss on impairment: Loss on impairment due to write-downs of non-strategic asset groups in the Permian, Bakken and Canadian operations of the business.  We view impairment charges as accelerated depreciation, and depreciation is excluded from EBITDA.

•

Stock-based compensation: Non-cash charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.

•	Other adjustments: System implementation costs, claim settlement, certain severance costs, and other non-cash charges.
•	Income tax benefits: The above described amounts are offset by the related income tax benefits at the Company's effective tax rate for the above items.

Target Hospitality defines Adjusted earnings per share as Adjusted net income divided by weighted average shares outstanding for the period.

Target Hospitality defines Adjusted gross profit, as Gross profit plus depreciation of specialty rental assets and loss on impairment. Target Hospitality defines Adjusted gross profit margin as Adjusted gross profit divided by total revenue for the same period.

Target Hospitality defines EBITDA as net income (loss) before interest expense, income tax expense (benefit), depreciation of specialty rental assets, and other depreciation and amortization. Adjusted EBITDA reflects the following further adjustments to EBITDA to exclude certain non-cash items and the effect of what management considers transactions or events not related to its core business operations:

•

Other expense (income), net: Other expense (income), net includes losses from the sale of certain land parcels, consulting expenses related to certain projects, financing costs not classified as interest expense, gains and losses on disposals of property, plant, and equipment, involuntary conversion and other immaterial non-cash charges.

•	Restructuring costs: Target Parent incurred certain costs associated with restructuring plans designed to streamline operations and reduce costs.
•	Currency (gains) losses, net: Foreign currency transaction gains or losses.
•

Transaction expenses: Target Hospitality incurred certain transaction costs, including legal and professional fees, associated with the Business Combination.  Such amounts were funded by proceeds from the Business Combination.

•	Acquisition-related expenses: Target Hospitality incurred certain transaction costs associated with the acquisition of Superior Lodging and Signor.

TH 1Q 2020 Earnings Release	Page 6 of 14

•

Target Parent selling, general and administrative costs: Target Parent incurred certain costs in the form of legal and professional fees as well as transaction bonus amounts, primarily associated with a restructuring transaction that originated in 2017.

•

Stock-based compensation: Non-cash charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.

•	Other adjustments: System implementation costs, claim settlement, accounting standard implementation costs, certain severance costs, and other non-cash charges.
•

Loss on impairment: Loss on impairment due to write-downs of non-strategic asset groups in the Permian, Bakken and Canadian operations of the business.  We view impairment charges as accelerated depreciation, and depreciation is excluded from EBITDA.

Target Hospitality defines DCF as cash flow from operations less maintenance capital spending.

Utility and Purposes:

We believe that EBITDA is a meaningful indicator of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use EBITDA, as do analysts, lenders, investors, and others, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization expense, because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Target Hospitality also believes that Adjusted EBITDA is a meaningful indicator of operating performance. Our Adjusted EBITDA reflects adjustments to exclude the effects of additional items, including non-routine items, that are not reflective of the ongoing operating results of Target Hospitality.  In addition, to derive Adjusted EBITDA, we exclude gains or losses on the sale of depreciable assets and impairment losses because including them in EBITDA is inconsistent with reporting the ongoing performance of our remaining assets. Additionally, the gain or loss on sale of depreciable assets and impairment losses represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

Adjusted net income, Adjusted earnings per share, Adjusted gross profit, Adjusted gross profit margin, DCF and Adjusted EBITDA are not measurements of Target Hospitality’s financial performance under GAAP and should not be considered as alternatives to Net income (loss), Gross profit, Earnings per share, Net cash provided by operating activities, or other performance measures derived in accordance with GAAP. In addition, these non-GAAP measures may not be comparable to similarly titled measures of other companies. Target Hospitality’s management believe that Adjusted net income, Adjusted earnings per share, Adjusted gross profit, Adjusted gross profit margin, DCF and Adjusted EBITDA provide useful information to investors about Target Hospitality and its financial condition and results of operations for the following reasons: (I) they are among the measures used by Target Hospitality’s management team to evaluate its operating performance; (ii) they are among the measures used by Target Hospitality’s management team to make day-to-day operating decisions, (iii) they are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results across companies in Target Hospitality’s industry.

Investor Contact:

Mark Schuck

(832) 702 – 8009

ir@targethospitality.com

TH 1Q 2020 Earnings Release	Page 7 of 14

Exhibit 1

Target Hospitality Corp.

Consolidated Statements of Comprehensive Income

($ in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2020	2019
Revenue:
Services income	$53,938	$61,073
Specialty rental income	16,583	13,730
Construction fee income	1,134	7,179
Total revenue	71,655	81,982
Costs:
Services	29,007	32,009
Specialty rental	2,604	2,318
Depreciation of specialty rental assets	12,897	9,901
Gross profit	27,147	37,754
Selling, general and administrative	9,990	44,752
Other depreciation and amortization	4,116	3,763
Restructuring costs	—	168
Other income, net	(1,015)	(38)
Operating income (loss)	14,056	(10,891)
Loss on extinguishment of debt	—	907
Interest expense, net	10,022	4,031
Income (loss) before income tax	4,034	(15,829)
Income tax expense (benefit)	233	(1,850)
Net income (loss)	3,801	(13,979)
Other comprehensive income
Foreign currency translation	(111)	-
Comprehensive income (loss)	3,690	(13,979)

Weighted average number of shares outstanding - basic and diluted	95,849,854	79,589,905

Net income (loss) per share - basic and diluted	$0.04	$(0.18)

TH 1Q 2020 Earnings Release	Page 8 of 14

Exhibit 2

Target Hospitality Corp.

Condensed Consolidated Balance Sheet Data

($ in thousands)

(unaudited)

	March 31,	December 31,
	2020	2019
Assets:
Cash and cash equivalents	$7,504	$6,787
Accounts receivable, less allowance for doubtful accounts	49,258	48,483
Other current assets	5,833	5,525
Total current assets	$62,595	$60,795

Specialty rental assets, net	347,464	353,695
Goodwill and Other intangible assets, net	155,157	158,904
Other non-current assets	27,972	27,398
Total assets	$593,188	$600,792

Liabilities:
Accounts payable	11,007	7,793
Deferred revenue and customer deposits	14,967	16,809
Other current liabilities	20,488	36,319
Total current liabilities	$46,462	$60,921

Long-term debt, net	323,968	323,258
Revolving credit facility	85,000	80,000
Other non-current liabilities	9,865	13,211
Total liabilities	$465,295	$477,390

Stockholders' Equity:
Common stock and other stockholders' equity	86,377	85,687
Accumulated earnings	41,516	37,715
Total stockholders' equity	$127,893	$123,402
Total liabilities and stockholders' equity	$593,188	$600,792

TH 1Q 2020 Earnings Release	Page 9 of 14

Exhibit 3

Target Hospitality Corp.

Condensed Consolidated Cash Flow Data

($ in thousands)

(unaudited)

	For the Three Months Ended
	March 31,
	2020	2019

Cash, cash equivalents and restricted cash - beginning of year	$6,839	$12,451

Cash flows from operating activities:
Net income (loss)	3,801	(13,979)
Adjustments:
Depreciation	13,265	10,138
Amortization of intangible assets	3,747	3,526
Other non-cash items	1,830	843
Changes in operating assets and liabilities	(12,092)	(7,273)
Net cash provided by (used in) operating activities	$10,551	$(6,745)

Cash flows from investing activities:
Purchase of specialty rental assets	(10,751)	(14,623)
Other investing activities	606	601
Net cash used in investing activities	$(10,145)	$(14,022)

Cash flows from financing activities:
Other financing activities	329	31,693
Net cash provided by financing activities	$329	$31,693

Change in cash, cash equivalents and restricted cash	717	10,926

Cash, cash equivalents and restricted cash - end of year	$7,556	$23,377

TH 1Q 2020 Earnings Release	Page 10 of 14

Exhibit 4

Target Hospitality Corp.

Reconciliation of Net income to Adjusted net income and Adjusted diluted earnings per share

($ in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31
	2020	2019

Net income (loss)	$3,801	$(13,979)

Adjustments:
Restructuring costs	—	168
Target Parent selling, general, and administrative costs	—	246
Other income, net	(734)	(38)
Transaction expenses	24	8,046
Transaction bonus amounts	—	28,519
Officer loan expense	—	1,583
Stock-based compensation	884	—
Other adjustments	1,109	—
Income tax expense (benefit)	(310)	(7,501)
Adjusted net income	$4,775	$17,044

Weighted average shares outstanding - basic and diluted	95,849,854	79,589,905

Earnings per share, reported - basic and diluted	$0.04	$(0.18)

Adjusted earnings per share - basic and diluted	$0.05	$0.21

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Exhibit 5

Target Hospitality Corp.

Reconciliation of Gross profit to Adjusted gross profit and Adjusted gross profit margin

($ in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2020	2019

Total revenue	$71,655	$81,982

Gross profit	$27,147	$37,754

Adjustments:
Depreciation of specialty rental assets	12,897	9,901
Adjusted gross profit	$40,044	$47,655

Adjusted gross profit margin	56%	58%

TH 1Q 2020 Earnings Release	Page 12 of 14

Exhibit 6

Target Hospitality Corp.

Reconciliation of Net income to EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin

($ in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2020	2019

Total revenue	$71,655	$81,982

Net income (loss)	$3,801	$(13,979)
Interest expense, net	10,022	4,032
Loss on extinguishment of debt	—	907
Income tax expense	233	(1,850)
Other depreciation and amortization	4,116	3,763
Depreciation of specialty rental assets	12,897	9,901
EBITDA	$31,069	$2,774

Adjustments:
Restructuring costs	—	168
Transaction expenses	24	8,048
Stock-based compensation	884	—
Transaction bonus amounts	—	28,519
Officer loan expense	—	1,583
Other expense (income), net	(734)	(38)
Other adjustments	1,109	—
Target parent selling, general, and administrative costs	—	246
Adjusted EBITDA	$32,352	$41,300

TH 1Q 2020 Earnings Release	Page 13 of 14

Exhibit 7

Target Hospitality Corp.

Net cash provided by (used in) operating activities to Discretionary Cash Flows

($ in thousands)

(unaudited)

	Three Months Ended
	March 31
	2020	2019
Net cash provided by (used in) operating activities	$10,551	$(6,745)
Less: Maintenance capital expenditures for specialty rental assets	(629)	(529)
Discretionary cash flows	$9,922	$(7,274)

Purchase of specialty rental assets	(10,751)	(14,623)
Purchase of property, plant and equipment	(13)	(37)
Receipt of insurance proceeds	619	—
Repayments from affiliates	—	638
Net cash used in investing activities	$(10,145)	$(14,022)

Proceeds from borrowings on Senior Secured Notes, net of discount	—	336,699
Proceeds from borrowings on finance and capital lease obligations	733	—
Principal payments on finance and capital lease obligations	(3)	(1,475)
Principal payments on borrowings from ABL	(22,500)	(27,790)
Proceeds from borrowings on ABL	27,500	47,240
Repayment of affiliate note	—	(3,762)
Contributions from affiliate	—	39,107
Recapitalization	—	218,752
Recapitalization - cash paid to Algeco Seller	—	(563,134)
Payment of deferred financing costs	—	(13,944)
Purchase of treasury stock	(5,318)	—
Restricted shares surrendered to pay tax liabilities	(83)	—
Net cash provided by financing activities	$329	$31,693

TH 1Q 2020 Earnings Release	Page 14 of 14